REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made as of June 22, 1993 by and among Shiloh Industries, Inc., a Delaware corporation (the "Company"), MTD Products Inc, an Ohio corporation ("MTD"), and each of the individuals signing this Agreement below (such individuals are hereinafter referred to individually as a "Shiloh Stockholder" and collectively as the "Shiloh Group" and MTD and the Shiloh Group are hereinafter referred to collectively as the "Stockholders").

The parties to this Agreement agree as follows:

1. Required Registration. Upon the receipt by the Company from either MTD or from Shiloh Stockholders holding greater than 50% of the Common Shares (as defined below) held by the Shiloh Group (a "Shiloh Majority") of a written request (a "Request") for the registration of all or any portion of the shares of Common Stock, $.01 par value ("Common Shares"), owned by MTD or such Shiloh Majority, as the case may be, from time to time after July, 1994, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC"), within 60 days after receipt of the Request, a registration statement under the Securities Act of 1933, as amended (the "1933 Act") covering the Common Shares which are the subject of the Request and shall use all reasonable efforts to cause such registration statement to become effective within 120 days after receipt of the Request. The Company shall promptly give written notice to all Stockholders of its receipt of a Request, and the Company shall, subject to Section 4 hereof, use all reasonable efforts to have included in such registration statement all other Common Shares which such Stockholders have requested to have included within 10 days after such notice has been given by the Company. MTD and the Shiloh Group shall each be entitled to one registration under this Section 1. In the event that the person(s) delivering the Request determine for any reason not to proceed with a registration of Common Shares requested pursuant to this Section 1 at any time before the registration statement has been declared effective by the SEC, and such registration statement, if theretofore filed with the SEC, is withdrawn with respect to the Common Shares covered thereby, and such person(s) agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to such registration, then such person(s) shall not be deemed to have exercised one of the rights to require the Company to register Common Shares pursuant to this Section 1.

2. Incidental Registration. Each time the Company shall determine to proceed with the preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any of its securities (other than on Forms S-4 or S-8, or any successor or similar form), the Company shall give written notice of its determination to the Stockholders. Upon the written request of a Stockholder given to the Company within 10 days after such notice has been given by the Company, the Company shall, subject to Section 4 hereof, cause all such Common Shares which such Stockholder has requested to be registered to be included in such registration statement.

3. Limitations. Notwithstanding the provisions of Section 1 hereof: (a) the Company shall have the right to delay or suspend the preparation and filing of a registration statement for up to 90 days if in the reasonable judgment of a majority of the Directors on the Board of Directors of the Company such preparation or filing would have a material adverse effect on the business, affairs, properties or financial condition of the Company; provided that the Company shall use all reasonable efforts to cause any such registration statement to become effective within 150 days after receipt of the Request and shall only be entitled to utilize this clause (a) once in any 12 month period; and (b) if, prior to receiving a Request, the Company has given notice under Section 2 hereof that it intends to prepare and file a registration statement (a "Section 2 Registration Statement"), then the Company shall have the right to delay or suspend the filing of the registration statement requested by the Stockholder(s); provided that the Company shall use all reasonable efforts to cause any such registration statement requested by the Stockholder(s) to be filed within 210 days after the date on which all securities covered by the Section 2 Registration Statement have been sold.

4. Pro Ration. If Common Shares are to be included under Sections 1 or 2 above in a registration statement which pertains to one or more underwritten public offerings and the managing underwriters advise the Company in writing that in their opinion the number of Common Shares requested to be included exceeds the number of Common Shares which can be sold in such offering, the Company shall include in such registration (i) first, such Common Shares covered by a Request under Section 1 (the "Demand Shares"), on a pro rata basis among the holders of Demand Shares according to the relation the number of Common Shares owned by each such holder bears to the total number of Common Shares owned by all such holders, (ii) second, the Common Shares which the Company proposes to issue and sell, (iii) third, the number of Common Shares requested by the Stockholders (to the extent their request was not pursuant to Section 1) to be included which in the opinion of such underwriters can be sold (the "Secondary Shares"), on a

pro rata basis among holders of such Secondary Shares according to the relation the number of Common Shares owned by each such holder bears to the total number of Common Shares owned by all such holders (exclusive of Demand Shares in each case), and (iv) fourth, any other Common Shares requested to be included in such registration statement by persons other than the Stockholders.

5. Registration Procedures. If and whenever the Company is required by the provisions of Section 1 or 2 to effect the registration of Common Shares under the 1933 Act, the Company will:

(a) subject to the provisions of Section 3, prepare and file with the SEC within 60 days after receipt of the Request a registration statement with respect to such securities, and use all reasonable efforts to cause such registration statement to become effective within 120 days of receipt of such request and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed 180 days;

(b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the earlier of (i) the date on which all securities covered by such registration statement have been sold and (ii) 180 days after the effective date of such registration statement; and

(c) use all reasonable efforts to register or qualify the Common Shares for sale under such other securities or blue sky laws of such jurisdictions as the Stockholder(s) may reasonably request and do any and all other acts and things which may be reasonably necessary or desirable to enable the Stockholders to consummate the disposition of the Common Shares in such jurisdictions; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdictions.

6. Expenses. With respect to each registration requested pursuant to Section 1 hereof, and with respect to each inclusion of Common Shares in a registration statement pursuant to Section 2 hereof, the Company shall bear the following fees, costs and expenses of such registrations: all registration, filing, and stock exchange fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of other persons retained by the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified; and the Stockholders participating in such registration shall be responsible for, and shall pay, their pro rata share of underwriting discounts and commissions and the fees and disbursements of counsel for the Stockholders.

7. Indemnification.

(a) By the Company. The Company shall indemnify and hold harmless each holder of Common Shares that are included in a registration statement pursuant to this Agreement and any underwriter (as defined in the 1933 Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the 1933 Act, from and against any and all loss, damage, liability or claim, to which such holder or any such underwriter or controlling person becomes subject under the 1933 Act or otherwise, and subject to the provisions of Section 7(c) hereof to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided in Section 7(c) hereof), insofar as such losses, damages, liabilities, claims, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, claim, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the Stockholders in writing specifically for use in the preparation of the registration statement.

(b) By Holders of Common Shares. Each holder of Common Shares that are included in a registration statement pursuant to this Agreement will indemnify and hold harmless the Company, each other holder, any underwriter and each person, if any, who controls the Company, such other holder or such underwriter, from and against any and all loss, damage, liability or claim, to which the Company, such other holder, any underwriter or any controlling person thereof becomes subject under the 1933 Act or otherwise and to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided in Section 7(c) thereof), insofar as such losses, damages, liabilities, claims, costs, or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation of such registration statement.

(c) Notice. Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provision, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties; provided, that the indemnifying party's obligation under this Section 7 to reimburse any such indemnified party or parties for legal costs and expenses shall be limited to the legal costs and expenses of one such separate counsel. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by such paragraphs, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss,

claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that, in any such case, (i) no holder of Common Shares will be required to contribute any amount in excess of the sales price of all such Common Shares sold by such holder pursuant to such registration statement, and (ii) no holder of Common Shares guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any holder of Common Shares who was not guilty of such fraudulent misrepresentation.

Promptly after receipt by a holder of Common Shares of notice of the commencement of any action, suit or proceeding in connection with a public offering of Common Shares, such holder will, if a claim for contribution in respect thereof is able to be made against another party, notify the contributing party of the commencement thereof. The omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

8. Miscellaneous.

(a) Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by the Company, MTD and a Shiloh Majority.

(b) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations, and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

(d) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given when personally delivered or five business days after being sent by registered

or certified mail, return receipt requested, postage prepaid, to the Company at its principal offices and to the Stockholders at their respective addresses on the books of the Company. Any party by written notice to the others may change the address of the persons to whom notices or copies thereof shall be directed.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

(f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above.

MTD PRODUCTS INC

By: ____________________
Name: David R. Campbell
Its: President

SHILOH INDUSTRIES, INC.

By: ____________________
Name: Robert L. Grissinger
Its: President

SHILOH STOCKHOLDERS

DOMINICK C. FANELLO TRUST

By: The Richland Bank, as Trustee

By: [signature]
Title: Vice Pres & Trust Officer

JAMES C. FANELLO TRUST

By: Society Bank & Trust at Mansfield, as Trustee

By: [signature] J. A. WALTER
Title: VICE PRESIDENT

ROSE M. FANELLO TRUST

By: The Richland Bank, as Trustee

By: [signature]
Title: Vice Pres & Trust Officer

KATHLEEN M. FANELLO TRUST

By: Society Bank & Trust at Mansfield, as Trustee

By: [signature]
Title: ____________________

[signature]
Michael C. Fanello

[signature]
Vincent C. Fanello

[signature]
Patricia A. Patrick

[signature]
Michelle Fanello

[signature]
Nancy K. LaYacona

[signature]
Robert E. Sutter

____
Robert L. Grissinger

IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above.

MTD PRODUCTS INC

By: [signature]
Name: David R. Campbell
Its: President

SHILOH INDUSTRIES, INC.

By: ______________________
Name: Robert L. Grissinger
Its: President

SHILOH STOCKHOLDERS

DOMINICK C. FANELLO TRUST

By: The Richland Bank, as Trustee

By: ______________________
Title: ______________________

JAMES C. FANELLO TRUST

By: Society Bank & Trust at Mansfield, as Trustee

By: ______________________
Title: ______________________

ROSE M. FANELLO TRUST

By: The Richland Bank, as Trustee

By: ______________________
Title: ______________________

KATHLEEN M. FANELLO TRUST

By: Society Bank & Trust at Mansfield, as Trustee

By: ______________________
Title: ______________________

____
Michael C. Fanello

____
Vincent C. Fanello

____
Patricia A. Patrick

____
Michelle Fanello

____
Nancy K. LaYacona

____
Robert E. Sutter

____
Robert L. Grissinger

IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Registration Rights Agreement as of the date first written above.

MTD PRODUCTS INC

By:________________________
Name: David R. Campbell
Its: President

SHILOH INDUSTRIES, INC.

By: [signature]
Name: Robert L. Grissinger
Its: President

SHILOH STOCKHOLDERS

DOMINICK C. FANELLO TRUST

By: The Richland Bank, as Trustee

By:________________________
Title:______________________

JAMES C. FANELLO TRUST

By: Society Bank & Trust at Mansfield, as Trustee

By:________________________
Title:______________________

ROSE M. FANELLO TRUST

By: The Richland Bank, as Trustee

By:________________________
Title:______________________

KATHLEEN M. FANELLO TRUST

By: Society Bank & Trust at Mansfield, as Trustee

By:________________________
Title:______________________

____
Michael C. Fanello

____
Vincent C. Fanello

____
Patricia A. Patrick

____
Michelle Fanello

____
Nancy K. LaYacona

____
Robert E. Sutter

[signature]
Robert L. Grissinger